UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014/18 Long-Term Incentive Plan

On April 9, 2014, the Compensation Committee of the Board of the Directors of PDL BioPharma, Inc. (the Compensation Committee) approved a long-term incentive plan to compensate, retain and incentivize its executive officers (the 2014/18 LTIP). The Compensation Committee designated the effective date of the 2014/18 LTIP as January 1, 2014.

Under the 2014/18 LTIP, each executive officer is eligible for awards consisting of restricted stock and cash payments (the Awards) upon the attainment of specified performance goals related to (i) the amount of income generating asset acquisitions accomplished and (ii) the Company’s cash flows from income generating assets. The Compensation Committee fashioned the 2014/18 LTIP so that all awards under the plan are at risk if certain performance criteria are not met.

Each executive officer’s restricted stock award was granted on April 10, 2014, and the number of shares underlying the restricted stock award was determined based on the closing price of the Company’s common stock on April 10, 2014, which was $8.22 per share (rounded to the nearest whole share).

Subject to the acceleration provisions set forth in the severance agreements of the executive officers (disclosed on May 26, 2011), portions of the Awards will vest in December of years two through five of the 2014/18 LTIP, provided the executive officer remains employed by the Company through such date and the specified performance criteria have been accomplished as set forth in the chart below:

Date	Performance Criteria	Percent of the Awards Vesting
December 2015	Accomplish in each of years 1 and 2 at least $200 million of income generating asset acquisitions	50%
December 2016	Maintain cash flows at 75% or greater of forecasted cash flows for income generating assets in year 3	16.66%
December 2017	Maintain cash flows at 75% or greater of forecasted cash flows for income generating assets in year 4	16.66%
December 2018	Maintain cash flows at 75% or greater of forecasted cash flows for income generating assets in year 5	16.66%

In the event that the performance criteria are not met in any of years three through five but at the conclusion of the 2014/18 LTIP the combination of the three years results in maintenance of cash flows at 75% or greater than forecasted cash flows for the three year period, then any Awards that did not vest during the three year period shall vest and pay. Dividend payments and other distributions made on the restricted stock during the vesting period of the restricted stock will accrue through the vesting period and will be paid, plus interest, to the executive officer upon vesting of the restricted stock award.

The target Awards for each executive officer are set forth in the chart below:

Name	Title	Total Target Cash Payment	Total Target Value of Restricted Stock Award	Number of Shares Underlying Restricted Stock Award
John P. McLaughlin	President and Chief Executive Officer	$2,297,190	$984,510	119,770
Christopher L. Stone	Vice President, General Counsel and Secretary	$558,700	$252,300	30,693
Peter Garcia	Vice President and Chief Financial Officer	$584,023	$250,295	30,450
Danny Hart	Deputy General Counsel and Assistant Secretary	$472,500	$202,500	24,635
David Montez	Controller and Chief Accounting Officer	$212,660	$91,140	11,088

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: April 15, 2014